EXHIBIT 99.1

Investor and Analyst Contact:	Media Contact:
Scott Weaver	Gary Hanson
(915) 534-1400	(915) 534-1400
WESTERN REFINING TO PRESENT AT THE
BANK OF AMERICA MERRILL LYNCH 2009 CREDIT CONFERENCE
EL PASO, Texas — December 2, 2009 — Western Refining, Inc. (NYSE:WNR) today announced that management will present at the Bank of America Merrill Lynch 2009 Credit Conference taking place in New York, New York. The Company is scheduled to present on Thursday, December 3, 2009, at 9:30 AM EST. To listen to a live audio webcast of the presentation, please access the appropriate link through the Investor Relations section of Western Refining’s website at http://ir.westernrefining.com at least 15 minutes prior to the start time. Additionally, the presentation materials will be available prior to the start of the presentation at http://ir.westernrefining.com. A replay of the webcast and Western Refining’s presentation slides will be archived on the Investor Relations section of Western Refining’s website shortly following the presentation and will remain available until December 18, 2009.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates a refinery in El Paso, a refinery in Gallup, New Mexico and a refinery in Yorktown, Virginia. Western’s asset portfolio also includes refined products terminals in Albuquerque and Bloomfield, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix and Tucson, Arizona, Albuquerque and El Paso, retail service stations and convenience stores in Arizona, Colorado and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas and Utah. More information about the Company is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include, among others, statements about the outlook for improved sales of refined products, GDP growth, increased production of Phoenix grade gasoline, ability to run incremental sour crude and benefits to the Company from doing so, the amount operating costs will be reduced by the consolidation of the Four Corners refineries, the ability of the Gallup refinery to process the volumes of crude recently processed at the Gallup and Bloomfield refineries, additional cash flow from the reduced product transportation and crude costs from the Four Corners refineries consolidation, the amount of pre-tax charges from the consolidation of the Four Corners refineries, the Yorktown refinery’s ability to achieve higher operating margins and more processing flexibility from its complexity, the ability of the Company’s refineries to have enhanced cost-advantaged crude processing capability, the ability of the Company to benefit from crude slate flexibility in all spread environments, the ability of the Southwest refining system to produce attractive gross margins significantly above benchmarks, the ability for retail stores to sustain steady growth in same store merchandise sales, the ability to achieve optimization in a variety of market conditions, the extent to which the Four Corners refinery consolidation will improve efficiency and reduce regulatory capital requirements, the extent to which the Company can further reduce operating costs and achieve additional annualized savings, the ability to consistently deliver positive cash flow, the ability of the Company to achieve attractive crude oil pricing for local production in the Four Corners and the ability to further increase throughput capacity with minimal capital expenditure. These statements are subject to the general risks inherent in our business and reflect our current expectations regarding these matters. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations and cash flows. For additional information relating to the uncertainties affecting Western’s business you are referred to our filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events